Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus in Part A and in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 27, 2002 on the financial statements and financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).


                                                       ERNST & YOUNG LLP


Des Moines, Iowa
December 11, 2003